EXHIBIT 15

November 24, 2025

The Board of Directors and Shareholders of The Allstate Corporation
3100 Sanders Road
Northbrook, IL 60062

We are aware that our reports dated April 30, 2025, July 30, 2025, and November 5, 2025, on our review of interim financial information of The Allstate Corporation appearing in The Allstate Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois